SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 6, 2009

CHINA-BIOTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

 (State or Other Jurisdiction of Incorporation)

333-110733	98-0393071
(Commission File Number)	(IRS Employer Identification No.)

No. 999 Ningqiao Road
Jinqiao Export Processing Zone
Pudong, Shanghai 201206
People’s Republic of China

(Address of Principal Executive Offices)	(Zip Code)

(86 21) 5834-9748

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2009, China-Biotics, Inc. (“China-Biotics”) announced the appointment of Mr. Lewis Fan, age 39, to the position of Chief Financial Officer, effective March 6, 2009.  Mr. Fan served as Vice President and Senior Analyst in equity research at Brean Murray, Carret & Co from 2008 to 2009, Assistant Vice President of investor relations at The Ruth Group from 2007-2008, Senior Analyst at GFI Securities, Inc. in 2007, Associate Analyst in equity research at UBS Securities in 2007, and Associate in emerging markets strategy at Deutsche Bank from 2003 to 2007.  Mr. Fan has a master of business administration degree in finance from New York University, a master of science degree in medicinal chemistry from the University of Michigan, and a bachelor of arts degree in biology and chemistry from Luther College. Mr. Fan will receive a salary of $120,000 per year.

Mr. Raymond Li stepped down from the position of Chief Financial Officer as of March 6, 2009.  He will continue to serve as Vice President of Finance to China-Biotics.

A press release related to Mr. Fan’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release of China-Biotics, Inc. dated March 6, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA-BIOTICS, INC.

Date: March 6, 2009	By:	/s/ Song Jinan
Song Jinan
Chief Executive Officer, President, Treasurer and Secretary